MENTOR REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS
WITH DOUBLE-DIGIT SALES AND EARNINGS GROWTH;
RECEIVES APPROVABLE NOTIFICATION FROM FDA FOR
SILICONE GEL-FILLED BREAST IMPLANTS

•     Sales Were a Record $135.3 Million in the First Quarter Fiscal Year 2006, an Increase of 11% over the First
  Quarter Fiscal Year 2005

•     Earnings Per Share Were a Record $0.47 in the First Quarter Fiscal Year 2006, an Increase of 27% over
  Earnings per Share in the First Quarter Fiscal Year 2005

•     Approvable with Conditions Letter Received from the FDA for Mentor's MemoryGel™ Silicone Gel-Filled
  Breast Implant PMA

SANTA BARBARA, August 2, 2005 - Mentor Corporation (NYSE:MNT), a leading supplier of medical products in the United States and internationally, today announced record financial results for the first quarter of fiscal year 2006 with earnings per share of $0.47, an increase of 27% over earnings per share of $0.37 in the first quarter fiscal year 2005.

In addition, in late July the Company received an "approvable letter" from the U.S. Food and Drug Administration (FDA) for the Company's MemoryGel™ silicone gel-filled breast implant Pre-Market approval (PMA) application.  The approvable letter stipulates a number of conditions which Mentor must satisfy in order to receive FDA approval to market and sell silicone gel-filled breast implants in the United States.

"Mentor achieved record financial results in the first quarter 2006 with double-digit sales and earnings growth," commented Joshua H. Levine, President and Chief Executive Officer of Mentor Corporation.  "In addition, last week we achieved another significant milestone in our silicone gel-filled breast implant program when we were notified by the FDA that the PMA for our MemoryGel silicone breast implants was approvable with conditions."

"During the quarter we also launched a number of key products and continued to advance our product development pipeline," added Levine.  "We launched our Puragen™ dermal filler product in Europe, our Aris™ synthetic sling for women's incontinence in the U.S., our Lumera™ shaped silicone breast implant product line for breast reconstruction in the U.S., and our IsoStrand™ technology for brachytherapy in the U.S.  We remain on-track to meet important product development milestones for the U.S. clinical programs for our dermal filler and botulinum toxin type A products.

Product Sales
Total sales were a record $135.3 million in the first quarter fiscal year 2006, an increase of 11% over sales of $122.4 million recorded in the first quarter fiscal year 2005, including $1.8 million of positive foreign currency exchange effects, principally from the Euro.

•     Aesthetics Segment
  Mentor's Aesthetics business segment continued its record of strong growth.  First quarter fiscal year 2006
  Aesthetics sales were $74.1 million, up 13% from sales in the first quarter fiscal year 2005.

•     Surgical Urology Segment
  Mentor's Surgical Urology sales were $34.2 million in the first quarter fiscal year 2006, up 7% from sales in the first quarter fiscal year 2005.

•     Clinical and Consumer Healthcare Segment
  Mentor's Clinical and Consumer Healthcare sales were $27.0 million in the first quarter fiscal year 2006, up 8% from sales in the first quarter fiscal year 2005.

1

Gross Profit
Gross profit for the first quarter fiscal year 2006 was $89.5 million, or 66% of sales, compared to $78.5 million, or 64% of sales, in the first quarter fiscal year 2005, with significant improvements in each business segment.  Key contributors to the improvement in Mentor's gross profit margin for the first quarter were strong sales of higher margin products, improved manufacturing efficiencies and lower material costs.

Selling, General & Administrative Expense
Selling, general and administrative (SG&A) expense in the first quarter fiscal year 2006 was $47.6 million, or 35% of sales, compared to $43.3 million, also 35% of sales, in the first quarter fiscal year 2005.  The increase in SG&A expense during the quarter was related to additional investment in selling and marketing programs including expenses related to Mentor's direct to consumer advertising program, the Company's emerging facial aesthetics business and Mentor's silicone gel breast implant PMA application.

Research & Development Expense
Research and development (R&D) expense in the first quarter fiscal year 2006 was $8.0 million, the same as in the first quarter fiscal year 2005.  During the quarter, Mentor's investment in R&D supported the ongoing review of Mentor's pending silicone gel-filled breast implant PMA and key clinical programs for the Company's hyaluronic acid-based dermal filler and botulinum toxin products.

Dividend
Mentor declared a dividend of $0.17 per share in the first quarter fiscal year 2006, compared to $0.15 per share in the first quarter fiscal year 2005.

Balance Sheet
Mentor ended the first quarter fiscal year 2006 with $170.7 million in cash and marketable securities, compared to $112.9 at the end of fiscal year 2005.

Conference Call
Mentor Corporation has scheduled a conference call today regarding this announcement.  Those interested in listening to a recording of the call may dial (888) 562-2849 at 6:00 p.m. EDT today until Midnight EDT August 9, 2005.  You may also listen to the live webcast at 5:00 p.m. EDT today or the archived call at www.mentorcorp.com, Investor Relations site under "Conference Calls".

About Mentor Corporation
Founded in 1969, Mentor Corporation is a leading supplier of medical products for the global healthcare market.  The Company develops, manufactures and markets innovative, science-based products for the aesthetics, urologic specialties and clinical and consumer healthcare markets around the world.  The Company's website is www.mentorcorp.com.

Safe Harbor Statement
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us.  Forward-looking statements can often be identified by words such as "anticipates," "scheduled", "expects,"  "intends," "plans," "predicts," "on-track," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue", similar expressions, and variations or negatives of these words.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time.  Such information is subject to change, and we will not necessarily inform you of such changes.  These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict.  Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

2

Important factors that may cause such a difference for Mentor include, but are not limited to competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products, disruptions or other problems with our sources of supply, significant product liability or other claims, difficulties with new product development and market acceptance, changes in the mix of our products sold, patent conflicts, product recalls, United States Food and Drug Administration (FDA) delay in or approval or rejection of new or existing products, changes in Medicare, Medicaid or third-party reimbursement policies, changes in government regulation, use of hazardous or environmentally sensitive materials, our inability to implement new information technology systems, our inability to integrate new acquisitions, and other events.  Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8‑K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:

Mentor Corporation
Peter R. Nicholson
(805) 879-6082

3

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)
	Three Months Ended June 30,
	2005	2004	% Change

Net sales	$135,311	$122,432	11%

Cost of sales	45,790	43,975	4%
Gross profit	89,521	78,457	14%

Selling, general and administrative expense	47,619	43,252	10%
Research and development expense	8,037	8,030	0%
	55,656	51,282	9%

Operating income	33,865	27,175	25%

Interest (expense)	(1,416)	(1,408)	1%
Interest income	738	415	78%
Other income (expense), net	46	(188)	(124)%

Income before income taxes	33,233	25,994	28%

Income taxes	10,758	8,340	29%
Net income	$22,475	$17,654	27%

Earnings per share
Basic earnings per share	$0.53	$0.42	26%
Diluted earnings per share *	$0.47	$0.37	27%
Dividends per share	$0.17	$0.15	13%

Weighted average shares outstanding
Basic	42,234	42,163	0%
Diluted *	49,423	50,157	(1)%

*Note:  We adopted the provisions of EITF 04-08 in December 2004 which requires that the dilutive impact of contingently issuable shares from our $150 million of convertible subordinated notes be included in the diluted earnings per share calculation, on a retrospective basis.

4

MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)
	Three Months Ended June 30,
	2005	2004	% Change

Breast aesthetics	$64,808	$57,420	13%
Body aesthetics	4,993	4,773	5%
Facial aesthetics & other	4,325	3,351	29%
Aesthetic sales	74,126	65,544	13%

Penile implants	6,862	6,350	8%
Brachytherapy	3,990	3,855	4%
Women's health (pelvic floor) *	6,362	5,918	8%
Disposable urinary care/other	17,005	15,789	8%
Surgical urology sales	34,219	31,912	7%

Clinical & consumer sales	26,966	24,976	8%

Total sales	$135,311	$122,432	11%

* Includes royalty revenue

5

MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

Assets	June 30, 2005	March 31,2005
Current assets:
Cash and marketable securities	$170,670	$112,894
Accounts receivable, net	109,227	110,749
Inventories	72,450	74,679
Deferred income taxes	24,207	23,976
Prepaid expenses and other	23,050	16,574
Total current assets	399,604	338,872

Property and equipment, net	68,197	72,287

Intangible assets, net	30,871	32,155
Goodwill, net	23,392	24,080
Other assets	10,225	10,207
Total assets	$532,289	$477,601

Liabilities and shareholders' equity
Current liabilities	$141,356	$141,859
Long-term accrued liabilities	10,056	10,587
Convertible subordinated notes	150,000	150,000
Shareholders' equity	230,877	175,155
	$532,289	$477,601

6

MENTOR CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE
(unaudited, in thousands, except per share data)

	Fiscal Year 2005 ending March 31, 2005					FY 2006
	Q1*	Q2*	Q3	Q4	FY	Q1
Net income as reported	$17,654	$12,534	$16,329	$8,364	$54,881	$22,475
Add back after tax interest expense on convertible notes	802	802	802	802	3,208	802
Numerator for diluted EPS calculation	$18,456	$13,336	$17,131	$9,166	$58,089	$23,277

Weighted average shares outstanding for diluted as reported	45,036	45,238	44,859	43,007	44,541	44,290
Additional shares issuable for convertible notes	5,121	5,124	5,128	5,131	5,126	5,133
Denominator for diluted EPS calculation	50,157	50,362	49,987	48,138	49,667	49,423
Diluted earnings per share	$0.37	$0.26	$0.34	$0.19	$1.17	$0 .47
Year over year growth in diluted EPS	12%	13%	31%	(39)%	4%	27%

* In FY05 Q1 and Q2, we adopted the provisions of EITF 04-08, which requires that the dilutive impact of contingently issuable shares from our $150 million of convertible subordinated notes be included in the diluted earnings per share calculation, on a retrospective basis

7